UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 30, 2005

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8408 East Orchard Road, Suite 6600, Greenwood Village, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry into a Material Definitive Agreement

HyperSpace Communications, Inc. offered to exchange all previously outstanding restricted stock units granted to employees of its wholly-owned subsidiary, MPC Computers, LLC ("MPC"), in connection with its acquisition of MPC, for an equal number of new restricted stock units. This offer was more fully described in HyperSpace’s Form SC TO – I/A filed on December 22, 2005. Michael S. Adkins, President of HyperSpace and Chief Executive Officer of MPC, Adam M. Lerner, Executive Vice President, Sales and Marketing of MPC, and Brian T. Hansen, Vice President and General Counsel, elected to accept the offer.

The new restricted stock units amend and restate the conversion schedule and the change in control provisions of the previously outstanding restricted stock units. The restricted stock units accepted for exchange were exchanged a one-for-one basis for the replacement restricted stock units on December 30, 2005. The replacement restricted stock units remain substantially the same as the previously outstanding restricted stock units except that (i) the conversion schedule was amended so that 1/2 of the vested restricted stock units will convert to shares of common stock on February 15, 2007 and the remaining 1/2 will convert on May 15, 2007 and (ii) the conversion schedule will accelerate upon a change in control of HyperSpace but not in the event of a public offering in which the holder is entitled to participate (as was provided in the previously outstanding restricted stock unit agreements).

Restricted Stock Unit Grant Notices for Mr. Adkins, Mr. Lerner and Mr. Hansen are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Restricted Stock Unit Notice of Grant issued to Michael S. Adkins dated as of December 30, 2005.
10.2	Restricted Stock Unit Notice of Grant issued to Brian T. Hansen dated as of December 30, 2005.
10.3	Restricted Stock Unit Notice of Grant issued to Adam M. Lerner dated as of December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: January 5, 2006	By: /s/ Mark Pougnet Mark Pougnet Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Unit Notice of Grant issued to Michael S. Adkins dated as of December 30, 2005.
10.2	Restricted Stock Unit Notice of Grant issued to Brian T. Hansen dated as of December 30, 2005.
10.3	Restricted Stock Unit Notice of Grant issued to Adam M. Lerner dated as of December 30, 2005.